Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2023 relating to the consolidated financial statements of Apollomics Inc., appearing in the Annual Report on Form 20-F of Apollomics Inc. for the year ended December 31, 2022.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

June 9, 2023